As filed with the Securities and Exchange Commission on April 20, 1999
                                                      Registration No. 333-69293

      ----------------------------------------------------
      ----------------------------------------------------

                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            ----------


                  POST-EFFECTIVE AMENDMENT NO. 1
                                TO
                             FORM S-4
                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933

                            ----------


                 FIDELITY FINANCIAL OF OHIO, INC.
(Exact name of Registrant as specified in its articles of incorporation)

                            ----------



          Ohio                           6711                     31-1455721

(State or other jurisdiction of  (Primary Standard            (I.R.S. Employer
incorporation or organization)    Industrial Classification    Identification
                                  Code Number                  No.)

                            ----------


                       5535 Glenway Avenue
                     Cincinnati, Ohio  45238
                          (513) 922-5959
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                            ----------


                        Robert R. Sudbrook
              President and Chief Executive Officer
                 Fidelity Financial of Ohio, Inc.
                       5535 Glenway Avenue
                      Cincinnati, Ohio 45238
                          (513) 922-5959
(Name, address, including zip code, and telephone number, including area code, of agent for service)


                             Copy to:


                          Norman B. Antin, Esq.
                          Jeffrey D. Haas, Esq.
                  Elias, Matz, Tiernan & Herrick L.L.P.
                          734 15th Street, N.W.
                         Washington, D.C.  20005
                              (202) 347-0300


   ---------------------------------------------------------------
   ---------------------------------------------------------------

                            PART II



Deregistration of Common Stock
------------------------------

      The Registrant hereby deregisters 90,124 shares of common stock, par value $.10 per share ("Common Stock"), previously registered. The shares of Common Stock deregistered hereby were not issued upon consummation of the merger of equals of the Registrant and Glenway Financial Corporation.
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                           SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Form S-4 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio on the 20th day of April 1999.


                              FIDELITY FINANCIAL OF OHIO, INC.



                              By:   /s/ Robert R. Sudbrook
                                    -------------------------------------
                                    Robert R. Sudbrook
                                    President and Chief Executive Officer


   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



/s/ John R. Reusing                              Date: April 20, 1999
-------------------------------------------
John R. Reusing, Chairman of the Board


/s/ Robert R. Sudbrook                           Date: April 20, 1999
--------------------------------------------
Robert R. Sudbrook, President,
Chief Executive Officer and Director
(principal executive officer)


/s/ Michael W. Jordan                            Date: April 20, 1999
--------------------------------------------
Michael W. Jordan, Director


/s/ David A. Luecke                              Date: April 20, 1999
--------------------------------------------
David A. Luecke, Director


                                                 Date: April --, 1999
--------------------------------------------
Constantine N. Papadakis, Director

/s/ Paul D. Staubach                             Date: April 20, 1999
--------------------------------------------
Paul D. Staubach, Senior Vice President
and Chief Financial Officer
(principal financial and accounting officer)



                                                 Date: April --, 1999
-------------------------------------------
Robert W. Zumbiel, Director



/s/ Joseph D. Hughes                             Date: April 20, 1999
-------------------------------------------
Joseph D. Hughes, Executive Vice
     President and Director


/s/ Thomas N. Spaeth                             Date: April 20, 1999
------------------------------------------
Thomas N. Spaeth, Director



/s/ Edgar A. Rust                                Date: April 20, 1999
-----------------------------------------
Edgar A. Rust, Director



                                                 Date: April --, 1999
----------------------------------------
Daniel W. Geeding, Director


                                                 Date: April --, 1999
----------------------------------------
Kenneth C. Lichtendahl, Director


                                                 Date: April --, 1999
----------------------------------------
John L. Torbeck, Director
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